THOMSON REUTERS STREETEVENTS
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VOXX - Q1 2016 VOXX International Corp Earnings Call
EVENT DATE/TIME: JULY 10, 2015 / 2:00PM GMT

C O R P O R A T E P A R T I C I P A N T S
Glenn Wiener GW Communications - IR
Pat Lavelle VOXX International Corporation - Director, President & CEO
Michael Stoehr VOXX International Corporation - Director, SVP & CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S
James Medeveff Cowen and Company - Analyst Scott Tilghman B. Riley & Company - Analyst Greg Palm Craig-Hallum Capital Group - Analyst

P R E S E N T A T I O N
Operator
Good day, ladies and gentlemen, and welcome to the VOXX fiscal 2016 first-quarter results conference call. (Operator Instructions). As a reminder, this conference is being recorded. I would now like to turn the call over for your host for today, Mr. Glenn Wiener, Investor Relations. Sir, you may begin.

Glenn Wiener - GW Communications - IR
Thank you, Ben, and good morning, everyone. Welcome to VOXX International's fiscal 2016 first-quarter results conference call. Today's call is being webcast on our website, www.voxxintl.com and can be accessed in the Investor Relations section of the site. We also have a replay available for those who are unable to join that this morning and the detail information was issued in our press release yesterday after market close.

We filed our Form 10-K -- 10-Q with the Securities and Exchange Commission and, again, issued our press release over PRNewswire yesterday. Both documents can be found on our website in the IR section under SEC filings and news releases respectively. Speaking for management this morning will be Pat Lavelle, President and CEO, and Michael Stoehr, Senior Vice President and Chief Financial Officer, both of whom will be available for questions after our prepared remarks.

Before I turn the call over to Pat I would like to remind everyone that, except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The Company assumes no responsibility to update any such forward-looking statements.

Risk factors associated with our business are detailed in our Form 10-K for the fiscal 2015 period ended February 28, 2015. We recently presented at the Jefferies conference; we will be presenting at B. Riley in September and look forward to keeping the market up to date on our progress. And at this time I'll turn the call over to our CEO, Pat Lavelle.

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Thanks, Glenn, and good morning to, everyone. Yesterday we reported our first-quarter results and for the most part the quarter came in as expected. We reported revenues of $164.4 million, about $3.5 million below the guidance we provided in May, much of which was related to the last of the West Coast port issues.

When comparing revenues versus the prior year, we are approximately $22 million lower with the Euro accounting for about $14 million of the decline. Mexico was roughly $5 million lower due to the change in our distribution strategy in last year's first quarter and the remainder was due to the port slowdown with minor impacts across most of our product lines.

On the other hand, our gross margins, which we guided to 28%, came in at 29.2%, up 120 basis points. Product mix and new products in the first quarter helped drive margins and, based on Q1 performance and expectations for 2Q, we are maintaining our margin guidance at 29%.

Our expenses of $48.8 million were in line with the guidance we provided on our last call and $4.7 million below last year's first quarter. We had some higher R&D and labor expenses associated with product development in our Automotive group and professional services were also up related to lawsuits we initiated to protect our IP.

This was more than offset by lower selling, general and administrative expenses as a result of lower overhead and the impact of the euro. Taking this all into account we posted an operating loss of approximately $765,000 which is in line with the $700,000 to 800,000 loss we projected on our last call.

Looking at our business segments: within Automotive, our contract with Jaguar Land Rover for our new multi-digital tuner module is on track to begin this month. As I noted on our conference call in May, this contract should generate approximately $58 million over the next three years. Our multi-tuner contract with Daimler-Benz slated to begin in December is a five-year contract that we estimate could range between $110 million and $180 million.

We have begun shipping our 4G antennas to Audi and were nominated for Porsche and Skoda 4G antennas with contracts that are expected to be approximately $40 million during the life of the award. Furthermore, we are in discussions with the VW Audi Group to possibly expand the 4G program to other VW models.

Last week we issued a press release formally announcing our rear seat entertainment contract with Cadillac where we will be supplying our RSE solutions and our Klipsch Image ONE headphones, marking the first time we will be introducing Klipsch products to the OEM channel.

And following up on my remarks from last quarter when I announced our new EVO based rear seat entertainment contract with Mazda, we have also won a program with GM beginning in model year 2018, which should represent new business of approximately $20 million annually during the life of the contract.

Automotive, although down from the prior year, is up in the OEM segment when factoring in the Euro conversion. And we have a number of new products in development including our intelligent antenna solutions. We have recently announced the launch of our new M2M Gateway unit which provides advanced communications and connectivity for heavy-duty truck and equipment fleets with the first deployments in August by leading telematic service provider, inthinc.

And we are currently testing our newly developed solar powered asset tracking module for dry containers and trailers with an unprecedented 10-year life span. We have already begun field trials of the asset tracker with major carriers in both the US and Europe.

We also have been working on a new DVB-T2 TV tuner and expect this to launch in European markets in 2017 initially with the BMW 7 Series.

And finally, during the second quarter we concluded a deal with Dual Electronics to license our Jensen branded aftermarket car audio business effective August 1. This strategy will allow us to transition resources to other growth areas within our business.

Within Premium Audio our new reference series speaker lines are gaining traction and we continue to grow placement at retail. Despite that, sales in the category are down, however margins are trending upwards. Our professional team that manages custom commercial installation recently exhibited at InfoComm in June and debuted the Klipsch K1 Series 2 speakers that we expect will help continue the growth in our commercial business.

The Klipsch products continue to receive accolades from a variety of industry pundits. The Klipsch Gig music player was voted the best designed portable speaker and one of the top 10 best portable Bluetooth speakers in the market by [heavy.com]. CE Pro issued their top 100 brand analysis of 2015 and Klipsch ranked in the top five of many audio categories.

Lastly, in June we were named the Legacy Audio Component Vendor of the Year by ProSource, a significant award within our industry. In at the third quarter we expect to deliver WiSA wireless 5.1 and 7.2 home theater systems and a new line of Bluetooth sound bars that we expect will improve our overall audio sales.

In Consumer Accessories we have new products launching from Acoustic Research in the indoor and outdoor Bluetooth speaker category, new products from 808 Audio and a number of new reception products under the Terk and RCA brands which we first showed at CES.

Some of the new developments that we believe will generate new business are: Best Buy will be launching two of our new antennas which will be part of Best Buy's cut the cord displays. Best Buy will also be adding four new remote controls which should increase our number one market position. And additionally our Bluetooth outdoor speaker, the Hatteras, has been placed at Best Buy and Dillards.

We have partnered with Amazon and will be launching our new line of 808 headphones, eight models, that include both wired and Bluetooth speakers. Walmart has selected a newly designed Terk antenna which will be placed in over 3,500 stores this fall and Walmart is expanding their assortment of 808 Bluetooth speakers for this fall as well.

Singtrix, our high end karaoke machine, has expanded distribution now to include all Target stores nationwide and we will be rolling out to all Toys "R" Us stores over the next few months. And lastly, the 360fly action camera, we are confident that 360 has resolved most if not all of the prior technical issues and VOXX is ready to launch in August.

We have arranged an exclusive launch with a large US-based retailer which would be supported by an aggressive promotional campaign. However, 360 has recently changed senior management and we are currently in the process of renegotiating the terms of our initial distribution agreement. If we cannot come to terms then neither Company will be able to launch this product until this is resolved. With that said, we expect this to conclude shortly so that we would be in position to start delivering as planned.

And finally through our work with EyeLock, and in light of the growing focus cyber security, we are convinced that biometrics will be how we are identified and authenticated in the future. EyeLock has received interest from major financial firms, large government agencies, vehicle manufacturers, security manufacturers to chip developers all (technical difficulty) biometric technology. We expect to begin shipments of the myris enterprise system this quarter and the EyeLock perimeter access systems in our fiscal third quarter.

In terms of our outlook in Q2, we are expecting revenues to be approximately $158 million to $160 million as compared to $177 million in last year's 2Q. The Euro conversion impact is expected to be approximately $13 million based on an average Euro of 1.35 last year versus 1.10 in our forecast. Add the impact of the Jensen divestiture, which we estimate at approximately $2 million for the second quarter, and together these two factors primarily comprise the year-over-year change.

Given the strength of our gross margins in Q1 and the anticipated product mix, we believe gross margin should be in the range of 29% and our overhead, subject to any NREs that are received, should be approximately [$44] (corrected by Company after call) million. This should result in an operating profit of $3 million to $3.5 million versus $1.1 million in last year's second quarter.

I'm going to turn the call over to Mike and he will provide just a few comments around the balance sheet and then we will open it for questions. Michael?

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
Thanks, Pat, good morning, everyone. I will add a few (technical difficulty) Company expenses and other income and then transition to the balance sheet before we open the call for questions. As Pat noted, our operating expenses declined by $4.7 million. Selling expenses were down $1.6 million. G&A expenses were down $1.9 million. And engineering and technical support expenses were down $1.2 million.

Please note the operating expenses were impacted by the Euro conversion by approximately $4 million. Irrespective of the Euro, we did have lower salary and payroll expenses associated with the headcount reductions that were implemented in our fiscal 2015 fourth quarter, and lower occupancy costs as we closed one of our offices in France. We also had lower advertising expenses, though that was primarily related to timing associated with new product launches and campaigns.

While engineering and tech support was down for the comparable quarters, we did have increases in salary expenses at Hirschmann as more engineers were brought on board to support some of our OEM programs and RFQs in process.

We reported an operating loss of $765,000 compared to an operating loss of approximately $400,000 in last year's first quarter and in line with our prior guidance. Other income and expenses declined by $650,000 versus last year with approximately $300,000 related to changes in net foreign currency gains, interest income and rental income.

Equity and income of our equity investees was $1.6 million versus $1.9 million and there were virtually no changes in our interest in bank charges,
$1.6 million for both first-quarter periods.

As noted in our Form 10-Q, the effective tax rate for fiscal 2016's first quarter was 62.9% compared to 12.2% in the comparable period last year. The effective tax rate is different from the statutory rate due to the impact of a tax law change in Indiana which lowered the state tax rates and changed the state apportionment rules. As a result our Indian R&D credits, which are part of our ongoing federal tax programs, are no longer realizable. This resulted in the valuation allowance of approximately $600,000. The tax provision you see is a non-cash item.

We reported a net loss for the quarter of $700,000 as the result of a tax law change or a loss of $0.03 per diluted share versus net income of $500,000 or net income of $0.02 per diluted share.

As for EBITDA, we reported EBITDA of $4.6 million versus $6.1 million and adjusted EBITDA of $4.9 million versus $6.2 million. Yearly adjustments for both quarters were for stock-based compensation, $230,000 in fiscal 2016 first quarter versus 72 -- $75,000 last year.

Now for our balance sheet. Our cash position as of May 31, 2015 was $7.1 million versus $8.5 million as of February 28, 2014. Accounts receivable declined by $13.4 million and our inventory decreased by $1.7 million offset by increases in inventory [pressure] as we prepare for fiscal year 2016 projects.

Our total (technical difficulty) May 31, 2015, which is inclusive of all mortgages, capital leases stood at $90.2 million compared to $96.7 million as of May 31, 2014. The change relates to capital lease obligations and bank debt. Our bank obligations were $66.9 million versus $69.6 million at the end of last year's first quarter, a decline of approximately $2.7 million. Total leverage at the end of fiscal 2016 first quarter was 2.37.

There wasn't a lot of activity and noise in our fiscal first-quarter comparisons in our plans over the coming quarters are to continue to use free cash from operations to pay down debt and potentially for M&A activity. We continue to [remain flexibility] to execute our strategy and seek out complementary businesses or products that can help drive sales and approve our bottom-line performance.

This concludes my remarks. And we will now open up the call for questions. Pat?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Thank you, Mike. Operator?

Q U E S T I O N S A N D A N S W E R S
Operator
(Operator Instructions). James Medvedeff, Cowen and Company.

James Medeveff - Cowen and Company - Analyst
Just a couple of quick ones here. Would you go through that tax situation again? What would taxes have been if it weren't for the R&D credit situation in Indiana?

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
You would have seen a tax credit of about $200,000.

James Medeveff - Cowen and Company - Analyst
Of about 200,000, okay.

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
Right. The effective tax rate that we are -- that you can use for your models is 36.5%.

James Medeveff - Cowen and Company - Analyst
Okay.

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
The good news is we will be paying less income tax -- state income tax in Indiana due to the change.

James Medeveff - Cowen and Company - Analyst
Right. So then on the FX impact, I've got the revenue impact, I've got the operating expense impact. How did FX impact cost of goods sold?

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
No, that is included in the P&L. And any dollar obligations that we have from the Euro side have been hedged.

James Medeveff - Cowen and Company - Analyst
Okay. Then, so these -- the extra spending on the IP litigation, can you put a number around that and give a sense of how long you expect it to continue?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
I would say within -- probably we will see something within a $2 million expense. But that is pretty much consistent with the activity we have on most years when it comes to IP, whether we are protecting IP or fending off litigation.

James Medeveff - Cowen and Company - Analyst
So nothing unusual on a full-year basis, it just (technical difficulty)?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
It is just timing that -- as to when we started these IP litigations. That is the difference. But we deal with IP issues on a regular basis.

James Medeveff - Cowen and Company - Analyst
Okay. Great, that is all I have got for now. Thank you.

Operator

(Operator Instructions). Scott Tilghman, B. Riley.

Scott Tilghman - B. Riley & Company - Analyst
I have a few questions here, so I will just run through them quickly. First off, can you quantify what the annual impact of the Jensen licensing deal will be?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
On revenue?

Scott Tilghman - B. Riley & Company - Analyst
Yes.

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Probably anywhere from -- probably in the $12 million to $14 million range -- as far as top-line revenue.

Scott Tilghman - B. Riley & Company - Analyst
Right. No, that is helpful. Second, was there any NRE received this quarter?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Not anything appreciable. We are expecting an NRE repayment in the second quarter.

Scott Tilghman - B. Riley & Company - Analyst
Okay. Barring any holdup with the negotiations with management, any sense of what the unit potential for the 360 can be?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Yes, we believe that there is some strong potential for the unit. We are starting off with an exclusive launch, so the volume that we are looking at is volume that we want to manage. We have to ramp up production. We don't want to come out too quickly.

So we are going to manage the launch and manage the distribution. As the manufacturing ramps up we will then start adding on customers. But that is one of the reasons why we started off with an exclusive. We want to make sure that we will be able to handle all sales that we have coming in (technical difficulty).

Scott Tilghman - B. Riley & Company - Analyst
And then how long will it take you to ramp production?

Pat Lavelle - VOXX International Corporation - Director, President & CEO

The thing is as they start producing the units we expect to see improvements on a weekly basis. I am not concerned that the ramp is going to hold those back. But seeing as it is an initial ramp up, we will play that by ear and see how that goes. But I would not expect it to last more than a couple of months so we can get to a level that we fill comfortable.

Scott Tilghman - B. Riley & Company - Analyst
So not an issue heading into the holidays?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
No, I don't think so.

Scott Tilghman - B. Riley & Company - Analyst
Okay. When -- you talked about the initial EyeLock enterprise shipment, and you also talked about a number of potentially interested parties. But who is going to be at the initial enterprise market? Do you have customers lined up or are you working with other distributors who may be looking to sell that product into smaller businesses or something like that?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Well, EyeLock has a number of interested enterprise customers that we will be working with. EyeLock has been courting and marketing to these people for quite some time. So we will be working with EyeLock to identify all those potential customers and start to deliver the product. And then the other thing that would be interesting for us is the development of the perimeter access systems that we were not marketing or selling before, that would be in addition to the enterprise systems.

Scott Tilghman - B. Riley & Company - Analyst
Okay (multiple speakers).

Pat Lavelle - VOXX International Corporation - Director, President & CEO
The enterprise systems are the ones that would work with the computer to eliminate your passwords. The perimeter access systems will be the ones that will allow you to use your iris to gain access to restricted areas and things like that. That is where EyeLock has received a number of -- or a lot of interest from both large financial firms and government agencies.

Scott Tilghman - B. Riley & Company - Analyst
Got it. On the universal tuner, we have been talking about that for a number of years and you're finally getting -- going live. What type of interest have you had from the other manufacturers or even from Daimler on expanding across the product line given that it is a relatively small portion of the fleet?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Well, basically we have good interest from the car manufacturers, they believe this is a way to go. As you know, this product is a product that we make for the radio manufacturer. So depending on who the radio manufacturer is, whether or not our board will be sourced or Daimler or anybody else would dictate to the radio manufacturer that it is our board that they want to use. We do have a number of other RFQs that we are working on right now, but nothing that has been solidified.

Scott Tilghman - B. Riley & Company - Analyst
And then last question for me. You talked again about M&A potential. I am just curious what type of flow you are seeing these days?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
We have been quite active in interviewing a number of different companies. I can say that we have been active in each one of the segments. And I would expect that we may see some activity in the next coming months.

Scott Tilghman - B. Riley & Company - Analyst
Great, thank you.

Operator
(Operator Instructions). Greg Palm, Craig-Hallum Group.

Greg Palm - Craig-Hallum Capital Group - Analyst
Hi, guys, it is Greg on for Steve Dyer today. A quick one on the negotiations with 360. Can you go into any more detail on that? Is it based on like an exclusivity or is it based on hard you guys might recognize revenue?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
I wouldn't go into the details of it right now because we are still in the process of negotiating. But it also is going to allow us -- and what we hope on both sides is that through the negotiation we will end up with a more robust program, and that is what we are working towards.

Greg Palm - Craig-Hallum Capital Group - Analyst
Okay. But I mean are you pretty confident that you will get everything settled so you can launch in August?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Yes, at this particular point. There is certain things like shareholder approval and everything that has to get done on their side. That is something that is outside both parties' control really, so that is something that could slow it down. But as far as the parties are concerned I think we will be okay getting it done.

Greg Palm - Craig-Hallum Capital Group - Analyst
Okay. Then moving to the Auto segment, you talked about a whole slew of sort of new awards or RFQ you are sort of going after. Trying to get a feel for how many of those are maybe incremental versus how many of them are maybe replacing sort of old ones that you had. And if they are replacing old ones that you had are they coming at a higher cost this time? Maybe you could just talk about that a little bit.

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Basically what I have indicated on like the multi-digital tuner, that is a new product, we have never sold that product before so that is all new business. The rear seat entertainment business that I had indicated to you with GM is like $20 million incremental new business because we already do business with GM.

And then some of the asset tracking product is also all new. And when we look at the potential within our asset tracking business, when we are looking at container companies with worldwide distribution containers all over the world, that could be a very large incremental business for us.

So most of what I have talked about is not replacement. We are winning 4G antennas for the first time and there were no 4Gs prior to that. So most everything that I just talked about would be new business.

Greg Palm - Craig-Hallum Capital Group - Analyst
Okay, great. Thanks for the color. We will hop back in the queue.

Operator
James Medvedeff, Cowen and Company.

James Medeveff - Cowen and Company - Analyst
Thanks and thanks for taking the follow up question. I just wanted to follow up a little bit more on the Q2 revenue guidance. Are you able to break that down in terms of what the mix might look like or what the growth rates might look like for the three segments?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Well, the thing is that we haven't broken it down. What we are looking at is what impact is the Euro going to have on most of it. Obviously with the divestiture of the Jensen audio line we'll see lower sales within the automotive space, but pretty much I would say close to in line with where we were last year other than the impact of the Euro.

James Medeveff - Cowen and Company - Analyst
Okay. And then I don't believe you have put out any revenue guidance for the full year, is that correct?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Yes, we are only doing the -- on revenue we are only doing the quarters because of the issues that we have seen with either bad weather --. When we are us to project for Christmas and we haven't even started with Black Friday deals, it is difficult to really pinpoint where you are. So we have opted this year to project revenue on the quarters.

James Medeveff - Cowen and Company - Analyst
Okay. And that is understood. Then can you talk a little bit about what is happening in the auto aftermarket business?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
The auto aftermarket business, we had some decline primarily in our satellite radio, which is expected because we have an exclusive arrangement with Sirius XM in the aftermarket. But as more and more cars come through with satellite radio the aftermarket will decline somewhat. And we were a little bit behind, nothing that I'm concerned with, on some of our security products in the first quarter.

James Medeveff - Cowen and Company - Analyst
So would you pick up the difference on the OE side as satellite radio becomes original equipment rather than aftermarket?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
No, we do not participate in satellite radio on the OEM side. Our arrangement with satellite radio is for the aftermarket only.

James Medeveff - Cowen and Company - Analyst
Okay. And then finally, could you -- where do we stand on the West Coast -- ongoing saga on the West Coast?

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Unless something else happens I would say that we are pretty (technical difficulty) with it. We had a few shipments that got hung up that we thought would make it into the end of the quarter, they didn't. Those shipments will fall into the second quarter. But I would think the backlog is pretty much over for us.

James Medeveff - Cowen and Company - Analyst
Okay, great. Thanks again for taking (technical difficulty) questions.

Operator
Thank you. And I am showing no additional questions in the queue. I would like to turn the conference back over to Mr. Patrick Lavelle for any closing remarks.

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Okay. Well, thank you. Thank you for your interest. We are looking forward to our second quarter. There are a lot of a very exciting opportunities that we hope to be able to report on in the future. I want to thank you for your interest and I wish you all a good weekend.

Operator
Ladies and gentlemen, thank you for your participation in today's conference. This does conclude the program and you may all disconnect. Have a great rest of your day.

Pat Lavelle - VOXX International Corporation - Director, President & CEO
Thank you.

Michael Stoehr - VOXX International Corporation - Director, SVP & CFO
Thanks.

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